Exhibit 99.1

Sussex Bancorp	Donald L. Kovach
399 Route 23	President/CEO
Franklin, NJ 07416	973-827-2914

FOR IMMEDIATE RELEASE

SUSSEX BANCORP ANNOUNCES SECOND QUARTER AND SIX MONTHS EARNINGS
---
     FRANKLIN, NEW JERSEY – August 12, 2009– Sussex Bancorp (NASDAQ: “SBBX”) today announced its financial results for the quarter and the six months ending June 30, 2009.

     For the quarter ended June 30, 2009, the Company earned net income of $595 thousand, or $0.18 cents per basic and diluted share, an increase over net income of $359 thousand, or $0.11 per basic and diluted share reported for the second quarter of 2008. For the six months ended June 30, 2009, the Company earned net income of $848 thousand, or $0.26 per basic and diluted share, a decline from the $996 thousand, or $0.30 per basic and diluted share earned for the same period last year.

      The Company’s net interest income increased to $3.7 million for the quarter ended June 30, 2009 from $2.9 million for the second quarter of 2008.  The Company’s total interest income increased to $5.9 million for the quarter ended June 30, 2009 from $5.5 million for the second quarter of 2008.  The increase is primarily attributable to an increase in securities income coupled with a reduction in interest expense.  For the six months ended June 30, 2009, the Company’s net interest income increased to $6.8 million from the $5.8 million earned for the same period last year.  For the six months ended June 30, 2009, the Company’s total interest income increased to $11.6 million from $11.1 million for the period ended June 30, 2008. The Company’s interest expense decreased to $4.8 million from $5.3 million for the six months ended June 30, 2008. As a result of these changes, the Company’s net interest margin increased to 3.45% and 3.25% for the three and six months ended June 30, 2009, respectively, from 3.15% and 3.22% for the three and six months ended June 30, 2008, respectively.

     The Company reported non-interest income of $1.5 million and $2.8 million for the current three and six month periods ended June 30, 2009, respectively, compared to non-interest income of $1.2 million and $2.9 million for the three and six month periods ending June 30, 2008.

     The Company’s other expenses increased in the three and six month periods of 2009 compared to the prior year periods.  For the three month period ending June 30, 2009 other expenses increased by $435 thousand, or 12.2%, while other expenses increased by $510 thousand, or 7.2%, for the six months ended June 30, 2009 compared to the prior year periods. Professional fees increased by $98 thousand for the quarter and $172 thousand for the six months ended. The increases are attributable to expenses related to the workout of non-performing loans.  FDIC insurance expense increased by $275 thousand for the quarter and by $330 thousand for the six months ended. The quarterly and six month periods include the impact of an industry-wide special assessment levied by the FDIC to recapitalize the Deposit Insurance Fund. The Company recognized $215 thousand in expense due to this assessment. Also included in the increase in other expense was a write-down on foreclosed real-estate of $456 thousand.

     At June 30, 2009 the Company had total assets of $464.7 million, compared to total assets of $432.5 million at June 30, 2008. The Company’s total deposits increased to $383.1 million at June 30, 2009 from $346.3 million at June 30, 2008

     The Company’s provision for loan losses increased to $424 thousand for the quarter ended June 30, 2009 from $117 thousand for the same period last year.  The provision for the six month ended for June 30, 2009 increased to $1.1 million from $290 thousand for the same period last year.  The increase reflects added reserves necessary to adequately provide for potential collateral shortfalls caused by the decline in current real estate values relative to the non-performing assets, combined with increases deemed necessary by management due to continued general economic weakness and its potential impact on our borrowers.

At June 30, 2009, net investment in non-performing assets increased by $7.3 million to $22.3 million from $15.0 million at year end 2008. The Company’s non-accrual loans increased $2.8 million to $12.5 million at June 30, 2009 from $9.7 million at December 31, 2008 and loans past due over 90 days and still accruing totaled $1.8 million at June 30, 2009. There were no loans past due over 90 days and still accruing at December 31, 2008.  Restructured loans which were not on non-accrual at June 30, 2009 increased $1.9 million to $3.2 million from $1.3 million at December 31, 2008.  In addition, foreclosed real estate increased by a net of $762 thousand to $4.6 million as of June 30, 2009 from $3.9 million at year-end 2008.

     Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.

CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	June 30, 2009	June 30, 2008	December 31, 2008

Cash and due from banks	$11,932	$11,409	$7,602
Federal funds sold and interest bearing deposits	5,237	30,735	13,310
Cash and cash equivalents	17,169	42,144	20,912

Interest bearing time deposits with other banks	1,096	100	100
Trading securities	7,910	14,104	13,290
Securities available for sale	86,758	48,539	62,272
Federal Home Loan Bank Stock, at cost	2,047	2,111	1,975

Loans receivable, net of unearned income	329,181	305,366	320,880
Less: allowance for loan losses	6,709	4,831	5,813
Net loans receivable	322,472	300,535	315,067

Foreclosed real estate	4,627	3,437	3,864
Premises and equipment, net	7,302	8,868	8,526
Accrued interest receivable	2,064	1,862	2,115
Goodwill	2,820	2,820	2,820
Other assets	10,393	7,943	9,654

Total Assets	$464,658	$432,463	$440,595

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$40,868	$43,750	$34,784
Interest bearing	342,278	302,546	325,297
Total Deposits	383,146	346,296	360,081

Borrowings	33,119	36,173	33,146
Accrued interest payable and other liabilities	2,756	2,547	2,571
Junior subordinated debentures	12,887	12,887	12,887

Total Liabilities	431,908	397,903	408,685

Total Stockholders' Equity	32,750	34,560	31,910

Total Liabilities and Stockholders' Equity	$464,658	$432,463	$440,595

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
INTEREST INCOME
Loans receivable, including fees	$4,789	$4,637	$9,597	$9,448
Securities:
Taxable	754	543	1,381	1,067
Tax-exempt	316	226	589	462
Federal funds sold	9	88	21	112
Interest bearing deposits	7	-	14	1
Total Interest Income	5,875	5,494	11,602	11,090

INTEREST EXPENSE
Deposits	1,733	2,068	3,902	4,198
Borrowings	356	373	708	755
Junior subordinated debentures	83	131	187	324
Total Interest Expense	2,172	2,572	4,797	5,277

Net Interest Income	3,703	2,922	6,805	5,813
PROVISION FOR LOAN LOSSES	424	117	1,063	290
Net Interest Income after Provision for Loan Losses	3,279	2,805	5,742	5,523

OTHER INCOME
Service fees on deposit accounts	348	351	715	702
ATM and debit card fees	121	120	228	225
Insurance commissions and fees	595	653	1,209	1,396
Investment brokerage fees	34	48	81	95
Unrealized holding gains (losses) on trading securities	(16)	(196)	19	21
Gain on sale of securities, available for sale	-	68	-	152
Gain on sale of fixed assets	203	-	203	-
Loss on sale of foreclosed real estate	-	-	(1)	-
Other	168	184	336	316
Total Other Income	1,453	1,228	2,790	2,907

OTHER EXPENSES
Salaries and employee benefits	1,771	1,976	3,554	3,855
Occupancy, net	309	304	661	662
Furniture, equipment and data processing	337	374	677	747
Stationary and supplies	45	48	90	91
Professional fees	186	88	369	197
Advertising and promotion	37	161	96	287
Insurance	45	47	86	85
FDIC assessment	365	90	515	185
Postage and freight	35	46	77	84
Amortization of intangible assets	5	14	10	29
Write-down on foreclosed real estate	456	-	456	-
Expenses related to foreclosed real estate	93	35	276	57
Other	318	384	683	761
Total Other Expenses	4,002	3,567	7,550	7,040
Income before Income Taxes	730	466	982	1,390
PROVISION FOR INCOME TAXES	135	107	134	394
Net Income	$595	$359	$848	$996

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)
	Six Months Ended June 30,
	2009			2008
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$28,593	$883	6.22%	$22,287	$690	6.23%
Taxable	61,881	1,381	4.50%	41,339	1,067	5.19%
Total securities	90,473	2,264	5.05%	63,626	1,757	5.55%
Total loans receivable (4)	323,857	9,597	5.98%	303,192	9,448	6.27%
Other interest-earning assets	26,523	35	0.26%	10,153	113	2.24%
Total earning assets	440,853	$11,895	5.44%	376,971	$11,318	6.04%

Non-interest earning assets	35,899			30,054
Allowance for loan losses	(6,290)			(5,305)
Total Assets	$470,462			$401,720

Sources of Funds:
Interest bearing deposits:
NOW	$57,718	$300	1.05%	$58,426	$429	1.48%
Money market	14,805	96	1.30%	29,588	354	2.41%
Savings	169,788	1,742	2.07%	53,995	551	2.05%
Time	110,060	1,764	3.23%	134,773	2,864	4.27%
Total interest bearing deposits	352,371	3,902	2.23%	276,782	4,198	3.05%
Borrowed funds	33,130	708	4.25%	35,914	755	4.16%
Junior subordinated debentures	12,887	187	2.89%	12,887	324	4.97%
Total interest bearing liabilities	398,388	$4,797	2.43%	325,583	$5,277	3.26%

Non-interest bearing liabilities:
Demand deposits	37,690			39,286
Other liabilities	1,872			2,069
Total non-interest bearing liabilities	39,562			41,355
Stockholders' equity	32,512			34,782
Total Liabilities and Stockholders' Equity	$470,462			$401,720

Net Interest Income and Margin (5)		$7,098	3.25%		$6,041	3.22%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets